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                                                                      EXHIBIT 14

                                DOVER CORPORATION

                                 CODE OF ETHICS
                                       FOR
                             CHIEF EXECUTIVE OFFICER
                                       AND
                            SENIOR FINANCIAL OFFICERS

GENERAL PHILOSOPHY

The honesty, integrity and sound judgment of the chief executive officer (the "CEO") and the senior financial officers of Dover Corporation ("DOVER") are fundamental to the reputation and success of Dover. While all employees, officers, and directors of Dover and its subsidiary companies are required to adhere to the Dover Corporation Code of Business Conduct and Ethics, the professional and ethical conduct of the CEO and the senior financial officers is particularly essential to the proper function and success of Dover.

APPLICABILITY

Each of the chief executive officer, principal financial officer, principal accounting officer, and controller of Dover Corporation shall be bound by this Code of Ethics, and the phrase "the CEO and the senior financial officers" shall include each of them.

CEO AND SENIOR FINANCIAL OFFICERS CODE OF ETHICS

To the best of their knowledge and ability, each of the CEO and the senior financial officers shall, in performing his or her duties:

- Act with honesty and integrity, and avoid, or handle ethically and with full internal disclosure as provided below, actual or apparent conflicts of interest between personal and professional relationships.

- Act in good faith, with due care, competence and diligence, to provide colleagues with information that is accurate, complete, objective, relevant, timely and understandable, and to use and promote independent judgment.

- Strive to provide or cause to be provided full, fair, accurate, timely and understandable disclosure in all reports and documents that Dover files with, or submits to, the Securities and Exchange Commission and other government or regulatory agencies or includes in public communications made by Dover.

- Strive to identify and rectify any significant deficiencies in the design or operation of internal or disclosure controls and procedures which could adversely affect Dover's ability to record, process, summarize and report financial or other required information.

- Comply and encourage others reporting to him or her to comply in all material respects with applicable laws, rules and regulations of federal, state, and local governments (both United States and foreign) and other appropriate private and public regulatory agencies.
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-     Respect the confidentiality of information acquired in the course of employment, disclosing it only when authorized or legally obligated to do so, and never using it for personal advantage.

- Share knowledge and maintain skills necessary and relevant to Dover's needs.

-     Proactively promote ethical and honest behavior within Dover.

- Assure responsible use and control of all assets, resources and information of Dover employed by or entrusted to him or her.

-     Promptly report, and promote prompt internal reporting of,

            (i)   any violations of this Code of Ethics;

            (ii) any violation of Dover's Code of Business Conduct and Ethics and any fraud, whether or not material, that involves management or other employees who have a significant role in Dover's financial reporting, disclosures or internal controls; and

            (iii) any material violation of the securities or other laws, rules or regulations applicable to Dover or the operation of any of its businesses, by Dover, any Dover company or any employee or agent thereof.

      Such report shall be made to the CEO (if not involved), to the Chief Financial Officer (if not involved), to the General Counsel (if not involved) and/or to the Audit Committee (for which the procedures established by the Audit Committee for the confidential, anonymous submission of concerns by employees may be used).

The CEO and all senior financial officers are required to adhere to both the Dover Corporation Code of Business Conduct and Ethics and this Code of Ethics for CEO and Senior Financial Officers at all times. Only the Board of Directors shall have the authority to amend this Code of Ethics.

Any of the covered officers who ignores or violates this Code of Ethics will be subject to corrective action, which may include immediate dismissal.

[As adopted by the Board of Directors on February 12, 2004]

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